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                                                                      EXHIBIT 23

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 33-36049) pertaining to the U.S. Healthcare, Inc. Savings Plan of our report dated June 14, 1996, with respect to the financial statements and schedules of the U.S. Healthcare, Inc. Savings Plan included in this Annual Report (Form 11-K) for the year ended December 31, 1995.

                                                           /s/ ERNST & YOUNG LLP

Philadelphia, Pennsylvania
June 27, 1996